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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ARES CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

April     , 2012

Dear Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Ares Capital Corporation (the "Company") to be held on June 4, 2012 at 10:00 a.m., New York Time, at The Waldorf Astoria, 301 Park Avenue, New York, New York, United States 10022.

        The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. At the meeting, you will be asked to elect three directors of the Company, to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm and to approve a proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Your vote is important regardless of the number of shares you own. We urge you to fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

        On behalf of your board of directors, thank you for your continued interest and support.

                      Sincerely,
                      Bennett Rosenthal
                       Chairman of the Board of Directors

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2012

To the Stockholders of Ares Capital Corporation:

        Notice is hereby given that the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Ares Capital Corporation, a Maryland corporation (the "Company"), will be held on June 4, 2012 at 10:00 a.m., New York Time, at The Waldorf Astoria, 301 Park Avenue, New York, New York, United States 10022 for the following purposes:

  1.
  To elect three directors to serve for a term of three years, and until their successors are duly elected and qualify;

  2.
  To consider and vote upon the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012;

  3.
  To consider and vote upon a proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock); and

  4.
  To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

        Only the holders of record of shares of common stock of the Company at the close of business on April 13, 2012 will be entitled to receive notice of and vote at the meeting.

        It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, the Company urges you to promptly fill out, sign, date and return the enclosed proxy card or authorize your proxy by telephone or through the Internet even if you plan to attend the meeting. Instructions are shown on the proxy card.

        You have the option to revoke your proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                      By Order of the Board of Directors,
                      Joshua M. Bloomstein
                       Secretary

New York, New York
April     , 2012

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, NY 10167

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS

        The proxy card that accompanies this statement is being solicited by the board of directors (the "Board") of Ares Capital Corporation, a Maryland corporation (the "Company," "we," "us" or "our"), for use at the 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 4, 2012 at 10:00 a.m., New York Time, at The Waldorf Astoria, 301 Park Avenue, New York, New York, United States 10022 or at any adjournment or postponement thereof. This proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2011, are first being sent to the Company's stockholders on or about April     , 2012.

        We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly authorize your proxy and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specify. If no specification is made, the votes entitled to be cast by such shares will be cast FOR the election of the three director nominees, FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012 and FOR the proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock).

        Any stockholder "of record" (i.e., stockholders holding shares directly in their name) giving a valid proxy for the Annual Meeting may revoke it before it is exercised by giving a later-dated properly executed proxy, by giving notice of revocation to the Company in writing before or at the Annual Meeting or by attending the Annual Meeting and voting in person. However, the mere presence of the stockholder at the Annual Meeting does not revoke the proxy. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.

        Unless revoked as stated above, the shares of common stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting. With respect to the election of directors, proxies cannot be voted for a greater number of persons than the number of nominees named.

        The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters. Stockholders have no dissenters' or appraisal rights in connection with any of the proposals described herein.

        The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 13, 2012. As of April     , 2012, there were                        shares of the Company's common stock outstanding. Each share of common stock has one vote. The presence, in person or by proxy, of the holders of shares of common stock of the Company entitled to cast a majority of the votes entitled to be cast shall constitute a quorum for the purposes of the Annual Meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting in order to permit further solicitation of proxies by the Company.

        Abstentions and broker non-votes, where a broker proxy indicates that the nominee has not received instructions on a particular proposal and does not have discretionary authority to vote the shares on such proposal, will be deemed to be present for the purpose of determining a quorum for the Annual Meeting. However, abstentions and broker non-votes are not counted as votes cast. The affirmative vote of the holders of at least a majority of the total outstanding shares of the Company's common stock is required under the Company's Bylaws (as amended, the "Bylaws") to approve Proposal 1 (to elect three directors to serve for a term of three years, and until their successors are duly elected and qualify). For purposes of the vote on Proposal 1, abstentions and broker non-votes will have the same effect as votes against this proposal.

        The affirmative vote of at least a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of Proposal 2 (to ratify the selection of KPMG LLP as the Company's independent registered public accounting firm). For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

        The affirmative vote of the holders of at least a "majority," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), of (1) the outstanding shares of the Company's common stock and (2) the outstanding shares of the Company's common stock held by persons that are not affiliated persons of the Company, is required to approve Proposal 3 (to authorize the Company, with the approval of the Board, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock)). Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present at the Annual Meeting or represented by proxy if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy and (b) more than 50% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes will have the effect of a vote against Proposal 3.

        The Company will bear the cost of solicitation of proxies in the form accompanying this statement. Proxies will be solicited by mail or by requesting brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock held of record by such brokers, custodians, nominees and fiduciaries, each of whom the Company will reimburse for its expenses in so doing. In addition to the use of mail, directors, officers and regular employees of Ares Capital Management LLC, the Company's investment adviser ("Ares Capital Management" or the "investment adviser") and Ares Operations LLC, the Company's administrator ("Ares Operations" or the "administrator"), without special compensation therefor, may solicit proxies personally, by telephone, by electronic mail or by facsimile, telegram or other electronic means from stockholders.

        The Company has engaged the services of D.F. King & Co., Inc. ("D.F. King") for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $100,000 plus reimbursement of certain expenses and fees for additional services requested. Please note that D.F.

King may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company's proxy tabulation firm.

PROPOSAL 1: ELECTION OF DIRECTORS

        Under the Company's charter (as amended, the "Charter") and the Bylaws (together with the Charter, the "Charter Documents"), the Company's directors are divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

        The terms of Gregory W. Penske, Robert L. Rosen and Bennett Rosenthal, the Class II directors, will expire at the Annual Meeting, and the nominating and governance committee has recommended, and the Board has nominated, Messrs. Penske, Rosen and Rosenthal to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2015 and until their successors are duly elected and qualify. Messrs. Penske, Rosen and Rosenthal have agreed to serve as directors if elected and have consented to be named as nominees. The Charter Documents provide that directors shall be elected by the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote in such election. Therefore, the affirmative vote of at least a majority of the shares of common stock outstanding as of the close of business on the record date is required to elect Messrs. Penske, Rosen and Rosenthal as directors of the Company for the term for which they have been nominated.

        A stockholder can vote for or withhold his or her vote from such nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of the nominees named herein. If any nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated as a replacement by the nominating and governance committee and by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

        The Board recommends that you vote for the election of Gregory W. Penske, Robert L. Rosen and Bennett Rosenthal as directors of the Company for the term for which they have been nominated.

Information about the Director Nominees, the Directors and the Executive Officers

        The following information as of April     , 2012 was furnished to the Company by each director nominee and each currently serving director and executive officer, and sets forth the name, age, principal occupation or employment of each such person, all positions and offices such director nominee, director or executive officer has held with the Company, and the period during which he or she has served as a director or executive officer of the Company. Messrs. Penske, Rosen and Rosenthal have not been proposed for election, nor has any director or executive officer of the Company been selected as a director or executive officer of the Company, pursuant to any agreement or understanding with the Company or any other person. As used herein, Ares Partners Management Company LLC ("APMC") and its direct and indirect subsidiaries, including Ares Management LLC ("Ares Management"), are collectively referred to as "Ares," unless the context otherwise requires.

        The Company divides its directors into two groups—interested directors and independent directors. Interested directors are "interested persons" as defined in Section 2(a)(19) of the Investment Company Act and independent directors are not "interested persons" as defined in Section 2(a)(19) of the Investment Company Act.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Nominees for Class II Directors—Term Expiring in 2015
Independent Director
Gregory W. Penske, 49	Director	Class II Director since 2009 (term expires in 2012)	Since 1993, Mr. Penske has served as President and CEO of Penske Motor Group, Inc., an automotive group that owns and operates Toyota, Lexus and Scion dealerships in California.	None(3)
Interested Directors
Robert L. Rosen, 65(4)	Director	Class II Director since 2004 (term expires in 2012)	Since August 2005, Mr. Rosen has served as managing partner of RLR Capital Partners, which invests principally in the securities of publicly traded North American companies. From 2005 to 2008, Mr. Rosen was a Managing Partner of RLR Focus Fund LP, an "active value" hedge fund. From 1987 to the present, Mr. Rosen has been CEO of RLR Partners, LLC, a private investment firm with interests in financial services, healthcare, media and multi-industry companies.	None(3)	Sapient Corporation

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Bennett Rosenthal, 48(5)	Chairman and Director	Class II Director since 2004 (term expires in 2012)
			Since 2004, Mr. Rosenthal has served as Chairman of the Board. He joined Ares Management in 1998 and is a Senior Partner in and the Co-Head of the Ares Private Equity Group. He is a member of the Executive Committee of APMC. Mr. Rosenthal also serves on the Investment Committee of Ares Capital Management.	None(3)	Hanger Orthopedic Group, Inc.; Maidenform Brands, Inc.; Nortek, Inc.
Class III Directors—Term Expiring 2013
Independent Directors
Frank E. O'Bryan, 78	Director	Class III Director since 2005 (term expires in 2013)	Since 2004, Mr. O'Bryan has been retired.	None(3)	The First American Corp.
Eric B. Siegel, 54	Director	Class III Director since 2004 (term expires in 2013)
			Since 1995, Mr. Siegel has been an independent business consultant providing advice through a limited liability company owned by Mr. Siegel, principally with respect to acquisition strategy and structuring, and the subsequent management of acquired entities.	None(3)	El Paso Electric Company
Interested Director
Antony P. Ressler, 51(6)	Director	Class III Director since 2010 (term expires in 2013)	Since 1997, Mr. Ressler has been a Senior Partner in the Ares Private Equity Group and sits on the Executive Committee of APMC and Ares Management. Mr. Ressler is a Senior Advisor to the Ares Capital Markets Group and also serves on the Investment Committees of funds managed by the Ares Private Equity Group and certain funds managed by the Ares Capital Markets Group.	None(3)	Allied Waste Industries; WCA Waste Corporation
Class I Directors—Term Expiring 2014
Independent Directors
Ann Torre Bates, 54	Director	Class I Director since 2010 (term expires in 2014)	Since 1997, Ms. Bates has been a strategic and financial consultant, principally with respect to corporate finance matters.	None(3)	Franklin Mutual Series and Recovery Funds, Franklin Templeton Funds, SLM Corporation (Sallie Mae) and Allied Capital Corporation
Kenneth R. Heitz, 64	Director	Class I Director since 2011 (term expires in 2014)	Since 1991, Mr. Heitz has been a Partner of the law firm of Irell & Manella, LLP.	None	El Paso Electric Company

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Interested Director
Michael J. Arougheti, 39(2)	Director and President	Class I Director since February 2009 (term expires 2014); President since May 2004 (indefinite term)	Since May 2004, Mr. Arougheti has served as President of the Company and since February 2009, he has served as a director of the Company. He is a member of the Executive Committee of APMC. He is also a Senior Partner in the Ares Private Debt Group. In addition, Mr. Arougheti serves as a member of the Investment Committee of Ares Capital Management, Ares Private Debt Group and Ares Capital Europe.	None(3)	Planet Organic Health Corp.
Executive Officers Who Are Not Directors
Joshua M. Bloomstein, 38	General Counsel, Vice President and Secretary	General Counsel since January 2010, Secretary since December 2010 and Vice President since November 2006 (indefinite term)	Since January 2010, Mr. Bloomstein has served as General Counsel of the Company, since December 2010, Mr. Bloomstein has served as Secretary of the Company and since November 2006, Mr. Bloomstein has served as Vice President of the Company. He joined Ares Management in November 2006 and currently serves as the Deputy General Counsel of Ares Management. Prior to joining Ares Management, Mr. Bloomstein was an associate with Latham & Watkins LLP specializing in leveraged buyouts and private equity investments as well as general partnership and corporate matters.
Richard S. Davis, 53	Treasurer	Since December 2010 (indefinite term)
Since December 2010, Mr. Davis has served as Treasurer of the Company. From March 2007 to December 2010, Mr. Davis served as Chief Financial Officer of the Company. He joined Ares Management in June 2006 and currently serves as Chief Operating Officer of Ares Management. Prior to that, Mr. Davis was with Arden Realty, Inc., a real estate investment trust, serving as its Executive Vice President, Chief Financial Officer from July 2000 through May 2006.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Miriam Krieger, 35	Chief Compliance Officer	Since July 2011 (indefinite term)
Since July 2011, Ms. Krieger has served as Chief Compliance Officer of the Company, and currently serves as Ares Management's Deputy Chief Compliance Officer—Private Debt. From March 2008 until April 2010, Ms. Krieger was Chief Compliance Officer and Corporate Secretary of Allied Capital Corporation, where she served as Executive Vice President from August 2008 until April 2010 and as Senior Vice President from March 2008 to August 2008. Prior to that, Ms. Krieger was with MCG Capital Corporation, where she served as Senior Vice President and Chief Compliance Officer from 2006 to 2008 and Vice President and Assistant General Counsel from 2004 to 2006.
Scott C. Lem, 34	Assistant Treasurer	Since May 2009 (indefinite term)
Since May 2009, Mr. Lem has served as Assistant Treasurer of the Company and since January 2009, Mr. Lem has served as Chief Accounting Officer of Ares Capital Management. From July 2003 to December 2008, Mr. Lem served as Controller of Ares Management.
Daniel F. Nguyen, 40	Vice President	Vice President since January 2011 (indefinite term)
Since January 2011, Mr. Nguyen has served as Vice President of the Company. From March 2007 to December 2010, Mr. Nguyen served as Treasurer of the Company. From July 2004 to March 2007, Mr. Nguyen served as Chief Financial Officer of the Company. Since August 2000, Mr. Nguyen has served as Executive Vice President and Chief Financial Officer of Ares Management.

Name, Address and Age(1)	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships of Public or Registered Investment Companies Held by Director or Nominee for Director During Past 5 Years
Penni F. Roll, 46	Chief Financial Officer	Since December 2010 (indefinite term)
Since December 2010, Ms. Roll has served as Chief Financial Officer of the Company. Since April 2010, Ms. Roll has served as Executive Vice President—Finance of Ares Capital Management. Ms. Roll served as Chief Financial Officer of Allied Capital Corporation from 1998 until April 2010. Ms. Roll joined Allied Capital Corporation in 1995 as its Controller after serving as a Manager in KPMG LLP's financial services practice.
Michael D. Weiner, 59	Vice President	Since September 2006 (indefinite term)
			Since September 2006, Mr. Weiner has been Vice President of the Company and has served as Vice President, General Counsel and Secretary of Ares Management. From September 2006 to January 2010, Mr. Weiner served as General Counsel to the Company. Prior to that, Mr. Weiner served as general counsel to Apollo Management L.P. and had been an officer of the corporate general partners of Apollo since 1992.		Hughes Communications, Inc.

(1)
The business address of Mr. Arougheti, Mr. Rosen, Mr. Bloomstein and Ms. Roll is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The business address of each director nominee and each other director and executive officer is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(2)
Mr. Arougheti is an interested director because he is the President of the Company, is on the Investment Committee of the investment adviser, and is a member and serves on the Executive Committee of APMC, which indirectly controls Ares Management, the managing member of the investment adviser.

(3)
Other than the Company.

(4)
Mr. Rosen is an interested director because he has entered into a strategic advisory relationship with Ares.

(5)
Mr. Rosenthal is an interested director because he is on the Investment Committee of the investment adviser, and is a member and serves on the Executive Committee of APMC, which indirectly controls Ares Management, the managing member of the investment adviser.

(6)
Mr. Ressler is an interested director because he is a member and serves on the Executive Committee of APMC, which indirectly controls Ares Management, the managing member of the investment adviser.

Biographical Information

        As described below under "Corporate Governance—Nominating and Governance Committee," the Board has identified certain desired attributes for director nominees. Each of the directors has demonstrated high character and integrity, superior credentials and recognition in his or her respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to the Company's management. Each of the directors also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board and contribute to the success of the Company and can represent the long-term interests of the Company's stockholders as a whole. The directors have been selected such that the Board represents a range of backgrounds and experience. Set forth below is biographical information of each director, including a discussion of such director's particular experience, qualifications, attributes or skills that lead the Company to conclude, as of the date of this document, that such individual should serve as a director, in light of the Company's business and structure.

Nominees for Class II Directors (Term expires at the 2015 Annual Meeting of Stockholders)

Independent Director

        Gregory W. Penske, 49, has served as a director of the Company since 2009 and is currently the chairperson of the nominating and governance committee. Mr. Penske has served as President and CEO of Penske Motor Group, Inc., an automotive group that owns and operates Toyota, Lexus and Scion dealerships in California, since 1993. Mr. Penske was the former President and CEO of Penske Motorsports, Inc., which operated racetracks across the country. Penske Motorsports, Inc. was publicly traded on the NASDAQ exchange and was thereafter sold to International Speedway Corporation in 1999. Mr. Penske serves as a member of the boards of directors for Penske Corporation, the Los Angeles Sports Council and Friends of Golf, Inc. He is a member of the Toyota Parts and Service Advisory Council, the Toyota President's Cabinet and the Toyota Board of Governors. Mr. Penske is also a former member of the boards of directors of the Alltel Corporation, International Speedway Corporation and the Southern California Committee for the Olympic Games and the Board of Trustees of the John Thomas Dye School. Mr. Penske holds a BS in Business from Cornell University. Because of Mr. Penske's experience as the chief executive officer of both public and private companies, as well as his previous service as director of several other publicly traded companies, he is able to provide the Board with the perspective of an experienced executive officer and is able to give insight related to the management and operations of a publicly traded company.

Interested Directors

        Robert L. Rosen, 65, has served as a director of the Company since 2004. Mr. Rosen is an Operating Advisor to the Ares Private Equity Group. Mr. Rosen is managing partner of RLR Capital Partners, which invests principally in the securities of publicly traded North American companies. From 2005 to 2008, Mr. Rosen was a Managing Partner of RLR Focus Fund LP, an "active value" hedge fund. From 1995 to 2001, Mr. Rosen served as an exclusive consultant to Apollo Management, L.P. In 1998, Mr. Rosen founded National Financial Partners ("NFP"), an independent provider of financial services to high net worth individuals and small to medium-sized corporations. He served as NFP's CEO from 1998 to 2000 and as its Chairman until January 2002. From 1987 to 1993, Mr. Rosen was a Managing Partner of Ballantrae Partners, L.P., an investment partnership. From 1989 to 1993, Mr. Rosen was Chairman and CEO of Damon Corporation, a leading healthcare and laboratory testing company that was ultimately sold to Quest Diagnostics. From 1983 to 1987, Mr. Rosen was Vice Chairman of Maxxam Group. Prior to that, Mr. Rosen spent twelve years at Shearson American Express in positions in research, investment banking and senior management, and for two years was Assistant to Sanford Weill, the then Chairman and CEO of Shearson. In 2012, Mr. Rosen joined the board of directors of Sapient Corporation. Mr. Rosen is a member of the NYU Stern School of

Business Board of Overseers and a member of the Council on Foreign Relations. Mr. Rosen received an undergraduate degree from City University of New York and an M.B.A. in finance from NYU's Stern School. Mr. Rosen's over 31 years of experience as a senior executive of financial services, healthcare services and private equity funds brings broad financial industry and specific investment management insight and experience to the Board. Mr. Rosen's expertise in finance, which served as the basis for his appointment as an Adjunct Professor of Finance at Fordham University Graduate School of Business, provides valuable knowledge to the Board. Mr. Rosen is an interested director because he has entered into a strategic advisory relationship with Ares.

        Bennett Rosenthal, 48, has served as Chairman of the Board since 2004. Mr. Rosenthal joined Ares Management in 1998 and is a Senior Partner in and the Co-Head of the Ares Private Equity Group. He is a member of the Executive Committee of Ares Partners Management Company LLC. Mr. Rosenthal also serves on the Investment Committee of Ares Capital Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares, Mr. Rosenthal was Managing Director in the Global Leveraged Finance Group of Merrill Lynch and was responsible for originating, structuring and negotiating leveraged loan and high yield financings. Mr. Rosenthal was also a senior member of Merrill Lynch's Leveraged Transaction Commitment Committee. Mr. Rosenthal is a member of the following boards of directors: AmeriQual Management, Inc., AOT Bedding Holdings Corp., Aspen Dental Management, Inc., City Ventures, LLC, Jacuzzi Brands Inc., Nortek, Inc., Serta, Inc. and Simmons Bedding Company. Mr. Rosenthal is also a former member of the board of directors of Hanger Orthopedic Group, Inc. and Maidenform Brands, Inc. Mr. Rosenthal graduated summa cum laude with a BS in Economics from the University of Pennsylvania's Wharton School of Business where he also received his MBA with distinction. Mr. Rosenthal's intimate knowledge of the business and operations of Ares Management, extensive experience in the financial industry as well as the management of private equity and debt investments in particular and experience as a director of other public and private companies not only give the Board valuable insight but also position him well to continue to serve as the chairman of the Board. Mr. Rosenthal is an interested director because he is on the Investment Committee of Ares Capital Management, the Company's investment adviser, and is a member and serves on the Executive Committee of Ares Partners Management Company LLC, which indirectly controls Ares Management, the managing member of the investment adviser.

Directors Continuing in Office

Class III Directors (Term expires at the 2013 Annual Meeting of Stockholders)

Independent Directors

        Frank E. O'Bryan, 78, has served as a director of the Company since 2005 and currently serves on the audit committee and the nominating and governance committee. Mr. O'Bryan served as Chairman of the Board of WMC Mortgage Company from 1997 to 2003 and as a Vice Chairman until 2004, when the company was sold to General Electric Corporation. Mr. O'Bryan served as Vice Chairman of Shearson/American Express Mortgage Corp. (formerly Western Pacific Financial) and as a Director of Shearson American Express from 1981 to 1985 and prior to that served as a Director and senior executive of Shearson Hayden Stone from 1979 to 1981. Mr. O'Bryan holds a BS in Business from the University of Arizona. Mr. O'Bryan has been a Director of The First American Corporation since 1994. Mr. O'Bryan is a past member of the boards of directors of Damon Corporation, Grubb & Ellis, Standard Pacific Corporation and Farmers & Merchants Bank. Mr. O'Bryan's long and varied business career, including his service as a director of numerous public and private companies, allows him to provide key experience and insight, especially with respect to issues specific to boards of directors of public companies and companies in the financial services industry. Mr. O'Bryan also provides valuable knowledge and expertise in financial and accounting matters to the Board from his service on the audit committees of The First American Corporation and Standard Pacific Corporation.

        Eric B. Siegel, 54, has served as a director of the Company since 2004 and has been the lead independent director of the Board since 2010. Mr. Siegel currently serves on the audit committee and the nominating and governance committee. Since 1995, Mr. Siegel has been an independent business consultant providing advice through a limited liability company owned by Mr. Siegel, principally with respect to acquisition strategy and structuring, and the subsequent management of acquired entities. Mr. Siegel is currently a member of the Advisory Board of and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club and a Director and Chairman of the Executive Committee of El Paso Electric Company, a NYSE publicly traded utility company. Mr. Siegel is also a past member of the boards of directors of a number of public and private companies, including Kerzner International Ltd. until it went private in 2006. Mr. Siegel rejoined the board of Kerzner International Ltd., currently a private company, in 2008. Mr. Siegel is a retired limited partner of Apollo Advisors, L.P. and Lion Advisors, L.P., private investment management firms. Mr. Siegel is a past member of the Board of Trustees of the Marlborough School, a member of the board of directors of the Friends of the Los Angeles Saban Free Clinic and a board member of Reprise Theatre Company, a non-profit theatre organization. Mr. Siegel holds his BA summa cum laude and Phi Beta Kappa and JD Order of the Coif from the University of California at Los Angeles. Mr. Siegel's experience practicing as a corporate lawyer provides valuable insight to the Board on regulatory and risk management issues. In addition, Mr. Siegel's experience as a partner in investment firms and over 20 years of experience serving as a director for both public and private companies provide industry-specific knowledge and expertise to the Board.

Interested Director

        Antony P. Ressler, 51, has served as a director of the Company since April 2010. Mr. Ressler co-founded Ares Management in 1997 and is a Senior Partner in the Ares Private Equity Group and sits on the Executive Committee of Ares Partners Management Company LLC and Ares Management. Mr. Ressler is a Senior Advisor to the Ares Capital Markets Group and also serves on the Investment Committees of funds managed by Ares Private Equity Group and certain funds managed by Ares Capital Markets Group, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to Ares, Mr. Ressler was a co-founder of Apollo Management, L.P. in 1990 and was a member of the original six-member management team. Mr. Ressler oversaw and led the capital markets activities of Apollo Management, L.P. and Lion Advisors, L.P. from 1990 until 1997, particularly focusing on high yield bonds, leveraged loans and other fixed income assets. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Inc., with responsibility for the New Issue/Syndicate Desk. Mr. Ressler currently serves on the board of directors of Air Lease Corporation. Mr. Ressler is also a member of the Executive Committee of the Board of Trustees of the Cedars-Sinai Medical Center, is Finance Chair and a member of the Executive Committee of the Los Angeles County Museum of Art (LACMA), and is Founder and Co-Chairman of the Alliance for College-Ready Public Schools, a high performing group of eighteen charter high schools and middle schools based in Los Angeles. Mr. Ressler is also one of the founding members of the board and Finance Chair of the Painted Turtle Camp, a southern California based organization (affiliated with Paul Newman's Hole in the Wall Association), which was created to serve children dealing with chronic and life threatening illnesses by creating memorable, old-fashioned camping experiences. Mr. Ressler is also a former member of the boards of directors of Allied Waste Industries, Inc. and WCA Waste Corporation. Mr. Ressler received his BSFS from Georgetown University's School of Foreign Service and received his MBA from Columbia University's Graduate School of Business. Mr. Ressler's intimate knowledge of the business and operations of Ares Management and the Company, his extensive experience in the financial industry and as a partner in investment firms and his service as a director of other public companies provides industry-specific knowledge and expertise to the Board. Mr. Ressler is an interested director because he is a member and serves on the Executive Committee of Ares Partners Management Company LLC, which indirectly controls Ares Management, the managing member of the investment adviser.

Class I Directors (Term expires at the 2014 Annual Meeting of Stockholders)

Independent Directors

        Ann Torre Bates, 54, has served as a director of the Company since 2010 and is currently the chairperson of the audit committee. Ms. Bates has been a strategic and financial consultant since 1997, principally with respect to corporate finance matters. From 1995 to 1997, Ms. Bates served as Executive Vice President, Chief Financial Officer and Treasurer of NHP, Inc., a national real estate services firm. From 1991 to 1995, Ms. Bates was Vice President and Treasurer of US Airways, and held various finance positions from 1988 to 1991. Ms. Bates holds a BBA in Accountancy from the University of Notre Dame and an MBA in Finance and Economics from Cornell University. She currently serves on the board of directors of the Franklin Mutual Series and Recovery Funds, the Franklin Templeton Funds and SLM Corporation (Sallie Mae). She served as a director of Allied Capital Corporation from 2003 to 2010. Ms. Bates' experience as a previous director of Allied Capital Corporation provides the Board with important knowledge and continuity in dealing with matters related to the integration of Allied Capital Corporation's business into that of the Company. In addition, Ms. Bates' experience serving as a director of other public companies in the financial sector, as well as her past experience as a chief financial officer, provides the Board and, specifically, the audit committee of the Board with valuable knowledge and insight in the financial services sector as well as experience in financial and accounting matters.

        Kenneth R. Heitz, 64, has served as a director of the Company since 2011. Mr. Heitz has been a Partner of the law firm of Irell & Manella, LLP since 1991. Mr. Heitz previously served as a Partner of Irell & Manella from 1979 to 1988. Mr. Heitz joined Irell & Manella in 1972. Prior to rejoining Irell & Manella in 1991, Mr. Heitz served as Acting President and Chief Executive Officer of Columbia Savings and Loan Association from January 1990 to March 1990 and served as its Executive Vice President and General Counsel from 1988 to 1990. Mr. Heitz has served as a director of El Paso Electric Company since 1996, and as Chairman of its board of directors since May 2008, where he also serves on its External Affairs and Energy Resources and Environmental Oversight Committees. Mr. Heitz's experience as chairman of the board of directors of a highly regulated public company, as well as his substantial experience in providing advice and counsel on corporate governance and securities law matters to numerous public company clients in a wide variety of industries, provides the Board with unique insight on its duties and responsibilities.

Interested Director

        Michael J. Arougheti, 39, has served as President of the Company since May 2004 and as a director of the Company since 2009. Mr. Arougheti joined Ares Management in May 2004 and is a Senior Partner in the Ares Private Debt Group. He is a member of the Executive Committee of Ares Partners Management Company LLC. Mr. Arougheti also serves as a member of the Investment Committee of Ares Capital Management, the Ares Private Debt Investment Committee and the Investment Committee of Ares Capital Europe, Ares' European Private Debt business, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From 2001 to 2004, Mr. Arougheti was employed by Royal Bank of Canada, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. At RBC Capital Partners, Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Mr. Arougheti also sat on the firm's Investment Committee. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group. Mr. Arougheti also serves on the boards of directors of Investor Group Services, Riverspace Arts and Operation Hope. Mr. Arougheti received a BA in Ethics, Politics and Economics, cum laude, from Yale University. Mr. Arougheti's depth of experience in investment management, leveraged finance and financial services, as well as his intimate knowledge of the Company's business and operations, gives the Board valuable industry-specific knowledge and expertise on these and other matters. Mr. Arougheti is an interested director because he is the President of the Company, is on the Investment Committee of Ares Capital Management, the Company's investment adviser, and is a member and serves on the Executive Committee of Ares Partners Management Company LLC, which indirectly controls Ares Management, the managing member of the investment adviser.

Executive Officers Who Are Not Directors

        Joshua M. Bloomstein, 38, serves as the General Counsel, Vice President and Secretary of the Company. He joined Ares Management in November 2006 and currently serves as the Deputy General Counsel of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares, Mr. Bloomstein was an associate with Latham & Watkins LLP specializing in leveraged buyouts and private equity investments as well as general partnership and corporate matters. Mr. Bloomstein graduated magna cum laude with a BA in Political Science from the State University of New York at Albany and received a JD degree, magna cum laude, from the University of Miami School of Law.

        Richard S. Davis, 53, serves as Treasurer of the Company. He joined Ares Management in June 2006 and currently serves as Chief Operating Officer of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From March 2007 to December 2010, Mr. Davis served as the Company's Chief Financial Officer. From December 1997 to May 2006, Mr. Davis was with Arden Realty, Inc., a real estate investment trust and formerly the largest publicly traded office owner in Southern California, serving as its Executive Vice President and Chief Financial Officer since July 2000. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation, where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG LLP and Price Waterhouse LLP. Mr. Davis is a Certified Public Accountant (Inactive). Mr. Davis received a BS in Accounting from the University of Missouri at Kansas City.

        Miriam Krieger, 35, serves as Chief Compliance Officer of the Company. She joined Ares Management in April 2010 and currently serves as Ares Management's Deputy Chief Compliance Officer—Private Debt, and may from time to time, serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From March 2008 until joining Ares Management, Ms. Krieger was Chief Compliance Officer and Corporate Secretary of Allied Capital Corporation, where she also served as Executive Vice President from August 2008 until April 2010 and as Senior Vice President from March 2008 to August 2008. Ms. Krieger also served as Senior Vice President and Chief Compliance Officer at MCG Capital Corporation, a business development company, from 2006 to 2008 and Vice President and Assistant General Counsel from 2004 to 2006. From 2001 to 2004, Ms. Krieger was an associate in the Financial Services Group of the law firm of Sutherland Asbill & Brennan LLP. Ms. Krieger graduated with a BA in Economics and Political Science from Wellesley College and received a JD and an MA in Economics from Duke University.

        Scott C. Lem, 34, serves as Assistant Treasurer of the Company. He joined Ares Management in July 2003 and currently serves as Chief Accounting Officer of Ares Capital Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From July 2003 to December 2008, Mr. Lem served as Controller of Ares Management. Previously, Mr. Lem was with Ernst & Young LLP and Arthur Andersen LLP, most recently as a Senior Associate conducting audits for clients across several industries including entertainment, hospitality and real estate. Mr. Lem graduated summa cum laude with a BS in Accounting from the University of Southern California's Leventhal School of Accounting and summa cum laude with a BS in Business Administration from the University of Southern California's Marshall School of Business. Mr. Lem has also received an MBA in Finance from UCLA's Anderson School of Management. Mr. Lem is a Certified Public Accountant (Inactive).

        Daniel F. Nguyen, 40, serves as a Vice President of the Company. He joined Ares Management in August 2000 and currently serves as an Executive Vice President and the Chief Financial Officer of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From March 2007 to December 2010, Mr. Nguyen served as Treasurer of the Company and from August 2004 to March 2007, as Chief Financial Officer of the Company. From 1996 to 2000, Mr. Nguyen was with Arthur Andersen LLP, where he was in charge of conducting business audits on numerous financial clients, performing due diligence investigation of potential mergers and acquisitions, and analyzing changes in accounting guidelines for derivatives. At Arthur Andersen LLP, Mr. Nguyen also focused on treasury risk management and on mortgage backed securities and other types of structured financing. Mr. Nguyen graduated with a BS in Accounting from the University of Southern California's Leventhal School of Accounting and received an MBA in Global Business from Pepperdine University's Graziadio School of Business and Management. Mr. Nguyen also studied European Business at Oxford University as part of the MBA curriculum. Mr. Nguyen is a Chartered Financial Analyst and a Certified Public Accountant.

        Penni F. Roll, 46, serves as the Chief Financial Officer of the Company. She joined Ares Management in April 2010 as Executive Vice President-Finance of Ares Capital Management and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Ms. Roll served as Chief Financial Officer of Allied Capital Corporation from 1998 until April 2010, when Allied Capital Corporation was acquired by the Company. Ms. Roll joined Allied Capital Corporation in 1995 as its Controller after serving as a Manager in KPMG LLP's financial services practice. Ms. Roll graduated magna cum laude with a BSBA in Accounting from West Virginia University. Ms. Roll is a Certified Public Accountant (Inactive).

        Michael D. Weiner, 59, serves as Vice President of the Company. Mr. Weiner is also Vice President, General Counsel, and Secretary of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From September 2006 to January 2010, Mr. Weiner served as General Counsel of the Company. Mr. Weiner joined Ares Management in September 2006. Previously, Mr. Weiner served as General Counsel to Apollo Management L.P. and had been an officer of the corporate general partners of Apollo since 1992. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in corporate and alternative financing transactions, securities law as well as general partnership, corporate and regulatory matters. Mr. Weiner has served on the boards of directors of several corporations. Mr. Weiner also serves on the Board of Governors of the Cedars Sinai Medical Center in Los Angeles. Mr. Weiner graduated with a BS in

Business and Finance from the University of California at Berkeley and a JD from the University of Santa Clara.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        To the Company's knowledge, as of April     , 2012, there were no persons that owned 25% or more of the Company's outstanding voting securities and no person would be deemed to control the Company, as such term is defined in the Investment Company Act.

        The following table sets forth, as of April     , 2012 (unless otherwise noted), the number of shares of the Company's common stock beneficially owned by each of its current directors and named executive officers, all directors and executive officers as a group and certain beneficial owners, according to information furnished to the Company by such persons or publicly available filings.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of the Company's common stock is based upon Schedule 13D, Schedule 13G or other filings by such persons with the Commission and other information obtained from such persons. To the Company's knowledge, as of April     , 2012, there were no persons that owned 5% or more of the outstanding shares of the Company's common stock. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of the Company's common stock that he or she beneficially owns.

        The address for Mr. Arougheti, Mr. Rosen, Mr. Bloomstein and Ms. Roll is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for each of the other directors, director nominees and executive officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers:
Interested Directors
Michael J. Arougheti	253,679(2)	*
Antony P. Ressler	1,150,707(2)(3)	*
Robert L. Rosen	15,000	*
Bennett Rosenthal	75,000(2)(4)
Independent Directors
Ann Torre Bates	6,641(5)	*
Kenneth R. Heitz	None	*
Frank E. O'Bryan	12,400(6)	*
Gregory W. Penske	None
Eric B. Siegel	24,829(7)	*
Named Executive Officers Who Are Not Directors
Penni F. Roll	49,452(8)	*
All Directors and Executive Officers as a Group (16 persons)	1,610,256(2)(9)	*

*
Represents less than 1%.

(1)
Based on 221,551,966 shares of common stock outstanding as of March 29, 2012.

(2)
Ares Investments Holdings LLC ("Ares Investments"), whose indirect parent is APMC, owned 2,859,882 shares of the Company's common stock as of December 31, 2011. APMC is managed by an executive committee comprised of Messrs. Antony Ressler, Michael Arougheti, David Kaplan, Greg Margolies and Bennett Rosenthal. Each of the members of the executive committee, APMC, its controlled affiliates (other than Ares Investments) and the officers, partners, members and managers of APMC and its controlled affiliates, including Ares Investments expressly disclaims beneficial ownership of all shares of our common stock owned by Ares Investments, except to the extent of any indirect pecuniary interest therein. The shares of the Company's common stock held by Ares Investments have been pledged in the ordinary course to secure indebtedness under a credit facility under which it is a co-borrower with Ares Management, another subsidiary of APMC.

(3)
Consists of (i) 650,000 shares of common stock indirectly beneficially owned by Mr. Ressler through Greek Associates of which Mr. Ressler is the general partner; and (ii) 500,707 shares of common stock indirectly beneficially owned by Mr. Ressler through a family foundation of which Mr. Ressler is the trustee.

(4)
Consists of 75,000 shares of common stock indirectly beneficially owned by Mr. Rosenthal through BAR Holdings, LLC of which Mr. Rosenthal is the manager.

(5)
Consists of (i) 2,874 shares of common stock owned individually; (ii) 2,275 shares of common stock indirectly beneficially owned by Ms. Bates through her spouse; (iii) 487 shares of common stock indirectly beneficially owned by Ms. Bates as trustee of her father's estate; and (iv) 1,005 shares of common stock indirectly beneficially owned by Ms. Bates as trustee of a trust left by her mother.

(6)
Consists of (i) 400 shares of common stock owned individually; and (ii) 12,000 shares of common stock indirectly beneficially owned by Mr. O'Bryan through a family trust of which Mr. O'Bryan is the trustee and beneficiary.

(7)
Consists of (i) 14,502 shares of common stock owned individually; (ii) 8,166 shares of common stock indirectly beneficially owned by Mr. Siegel through his spouse; and (iii) 2,161 shares of common stock indirectly beneficially owned by Mr. Siegel as a custodian for the accounts of his children. Mr. Siegel has shared voting and investment authority with respect to shares held by his spouse.

(8)
Consists of (i) 8,147 shares of common stock owned individually; and (ii) 41,305 shares of common stock indirectly beneficially owned by Ms. Roll through a trust for the benefit of Ms. Roll, her spouse and her children.

(9)
Includes shares owned by officers of the Company that are not "Named Executive Officers," as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act of 1933 ("Regulation S-K").

 DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS

        The following table sets forth the dollar range of the Company's equity securities beneficially owned by the director nominees and each of its other directors as of April     , 2012. The Company is not part of a "family of investment companies," as the term is defined in the Investment Company Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors(3)
Ann Torre Bates	Over $100,000
Kenneth R. Heitz	None
Frank E. O'Bryan	Over $100,000
Gregory W. Penske	None
Eric B. Siegel	Over $100,000
Interested Directors
Michael J. Arougheti(4)	Over $100,000
Antony P. Ressler(4)	Over $100,000
Robert L. Rosen	Over $100,000
Bennett Rosenthal(4)	Over $100,000

(1)
The dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000. The dollar range of the Company's equity securities beneficially owned is calculated based on the closing sales price of its common stock as reported on The NASDAQ Global Select Market as of April     , 2012.

(2)
Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act").

(3)
As of April     , 2012, to the best of the Company's knowledge, except as listed above, none of the independent directors, nor any of their immediate family members, had any interest in the Company, the Company's investment adviser or any person or entity directly or indirectly controlling, controlled by or under common control with the Company.

(4)
Ares Investments Holdings LLC ("Ares Investments"), whose indirect parent is APMC, owned 2,859,882 shares of the Company's common stock as of December 31, 2011. APMC is managed by an executive committee comprised of Messrs. Antony Ressler, Michael Arougheti, David Kaplan, Greg Margolies and Bennett Rosenthal. Each of the members of the executive committee, APMC, its controlled affiliates (other than Ares Investments) and the officers, partners, members and managers of APMC and its controlled affiliates, including Ares Investments expressly disclaims beneficial ownership of all shares of our common stock owned by Ares Investments, except to the extent of any indirect pecuniary interest therein. The shares of the Company's common stock held by Ares Investments have been pledged in the ordinary course to secure indebtedness under a credit facility under which it is a co-borrower with Ares Management, another subsidiary of APMC.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Company's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission and the Company. Specific due dates for those reports have been established and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its directors and executive officers and any persons holding 10% or more of its common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2011.

CORPORATE GOVERNANCE

Director Independence

        The Board has a majority of directors who are independent under the listing standards of The NASDAQ Global Select Stock Market LLC. The NASDAQ Marketplace Rules provide that a director of a business development company ("BDC") shall be considered to be independent if he or she is not an "interested person" of the Company, as defined in Section 2(a)(19) of the Investment Company Act. Section 2(a)(19) of the Investment Company Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

        The Board has determined that the following directors are independent: Ms. Bates and Messrs. Heitz, O'Bryan, Penske and Siegel. Based upon information requested from each such director concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any committee thereof.

Organization of the Board of Directors

        The Board has established an audit committee and a nominating and governance committee. The Company does not have a compensation committee because its executive officers do not receive any direct compensation from the Company. During 2011, the Board held 10 formal meetings, the audit committee held seven formal meetings, and the nominating and governance committee held three formal meetings. The Company encourages, but does not require, the directors to attend the Company's annual meeting of its stockholders. Seven of the nine directors attended last year's annual meeting of stockholders in person. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served.

Board Leadership Structure

        The Board monitors and performs an oversight role with respect to the business and affairs of the Company, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to the Company. Among other things, the Board approves the appointment of the Company's investment adviser, administrator and officers, reviews and monitors the services and activities performed by the Company's investment adviser, administrator and officers and approves the engagement, and reviews the performance of, the Company's independent registered public accounting firm.

        Under the Bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Presently, Mr. Rosenthal serves as the chairman of the Board. Mr. Rosenthal is an interested director because he is on the investment committee of the investment adviser and is a member of and serves on the Executive Committee of APMC, the indirect parent of Ares Management, the managing member of the investment adviser. The Company believes that Mr. Rosenthal's history with the Company, familiarity with the Ares investment platform and extensive experience in the management of private equity and debt investments qualifies him to serve as the chairman of the Board. Moreover, the Company believes that it is best served through its existing leadership structure with Mr. Rosenthal as chairman of the Board, as Mr. Rosenthal's relationship with the investment adviser provides an effective bridge between the Board and the investment adviser, thus ensuring an open dialogue between the Board and the investment adviser and that both groups act with a common purpose.

        The independent directors have designated a lead independent director whose duties include, among other things, chairing executive sessions of the independent directors, acting as a liaison between the independent directors and the chairman of the Board and between the independent directors and management, facilitating communication among the independent directors and the Company's counsel, reviewing and commenting on Board and committee meeting agendas and calling additional meetings of the independent directors as appropriate. In August 2010, the Board designated and appointed Mr. Siegel as the lead independent director and Mr. Siegel has served as lead independent director since that time.

        The Company believes that board leadership structures must be evaluated on a case by case basis and that its existing board leadership structure is appropriate. However, the Company continually re-examines its corporate governance policies on an ongoing basis to ensure that they continue to meet the Company's needs.

Board Role in Risk Oversight

        The Board performs its risk oversight function primarily through (a) its two standing committees, which report to the entire Board and are comprised solely of independent directors and (b) monitoring by the Company's Chief Compliance Officer in accordance with its compliance policies and procedures.

        As described below in more detail under "Audit Committee" and "Nominating and Governance Committee," the audit committee and the nominating and governance committee assist the Board in fulfilling its risk oversight responsibilities. The audit committee's risk oversight responsibilities include overseeing the Company's accounting and financial reporting processes, the Company's systems of internal controls regarding finance and accounting and audits of the Company's financial statements and discussing with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. The nominating and governance committee's risk oversight responsibilities include selecting, researching and nominating directors for election by the Company's stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the its committees. Both the audit committee and the nominating and governance committee consist solely of independent directors.

        The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Company's Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer's report, which is reviewed by the Board, addresses at a minimum (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer's annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company's compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors periodically, but in no event less than once each year.

        The Company believes that the Board's role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company's ability to incur indebtedness is limited such that its asset coverage must equal at least 200% immediately after each time it incurs indebtedness, the Company generally has to invest at least 70% of its total assets in "qualifying assets" and, subject to certain exceptions, the Company is not generally permitted to invest in any portfolio company in which Ares or any of its affiliates currently has an investment. In addition, the Company elected to be treated as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code. As a RIC the Company must, among other things, meet certain source of income and asset diversification requirements.

        The Company believes that the extent of the Board's (and its committees') role in risk oversight complements the Board's leadership structure because it allows the Company's independent directors, through the two fully independent Board committees, a lead independent director, executive sessions with the Chief Compliance Officer, auditor and independent valuation providers, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.

        The Company believes that board roles in risk oversight must be evaluated on a case by case basis and that its existing board role in risk oversight is appropriate. However, the Company re-examines the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company's needs.

Audit Committee

        The members of the audit committee are Ms. Bates and Messrs. O'Bryan and Siegel, each of whom is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market's corporate governance regulations. Ms. Bates currently serves as chairperson of the audit committee. The Board has adopted a charter for the audit committee, which is available on the Company's website at www.arescapitalcorp.com. The contents of our website are not intended to be incorporated by reference into this proxy statement or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

        The audit committee is responsible for approving the Company's independent accountants and recommending them to the Board (including a majority of the independent directors) for approval and submission to its stockholders for ratification, reviewing with its independent accountants the plans and results of the audit engagement, approving professional services provided by its independent accountants, reviewing the independence of its independent accountants and reviewing the adequacy of its internal accounting controls.

        The audit committee is also responsible for aiding the Board in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The audit committee also currently receives input from independent valuation firms that have been engaged at the direction of the Board to value certain portfolio investments. In addition, the audit committee is responsible for discussing with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        The Board has determined that Ms. Bates and Mr. O'Bryan are each an "audit committee financial expert" within the meaning of the rules of the Commission.

Nominating and Governance Committee

        The members of the nominating and governance committee are Messrs. O'Bryan, Penske and Siegel, each of whom is independent for purposes of the Investment Company Act and The NASDAQ Global Select Market's corporate governance regulations. Mr. Penske currently serves as chairman of the nominating and governance committee. The Board has adopted a charter for the nominating and governance committee, which is available on the Company's website at www.arescapitalcorp.com. The nominating and governance committee is responsible for selecting, researching and nominating directors for election by the Company's stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

        The nominating and governance committee's policy is to identify potential nominees based on suggestions from the President of the Company, members of the nominating and governance committee, other members of the Board, other executive officers and stockholders and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

        In considering which persons to nominate as directors for election by stockholders, the Board and its nominating and governance committee consider the diversity of skills, experiences and perspectives of candidates. The nominating and governance committee has adopted certain policies regarding director nominations that provide that the Board shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The nominating and governance committee will review and evaluate each candidate's character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company's stockholders), as well as the overall composition of the Board, and recommend to the Board for its approval the slate of directors to be nominated for election at the annual meeting of the Company's stockholders. In general, the Company seeks a Board that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company. The Board and its nominating and governance committee periodically review board composition and the policies with respect thereto and as part of this review, the nominating and governance committee evaluates the effectiveness of its policies, including the provisions with respect to diversity.

        In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

  •
  are of high character and integrity;

  •
  are accomplished in their respective fields, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  are able to work with the other members of the Board and contribute to the success of the Company;

  •
  can represent the long-term interests of the Company's stockholders as a whole; and

  •
  are selected such that the Board represents a range of backgrounds and experience.

        The nominating and governance committee also considers all applicable legal and regulatory requirements that govern the composition of the Board.

        The nominating and governance committee may consider recommendations for nomination of directors from the Company's stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by the Bylaws) and received at the Company's principal executive offices not earlier than 150 days nor fewer than 120 days in advance of the first anniversary of the date on which the Company first mailed its proxy materials for the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not earlier than the 150th day prior to the date of such annual meeting nor later than the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.

        In addition to information regarding the nominating stockholder as set forth in the Bylaws, a stockholder's notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

  •
  the name, age, business address and residence address of such individual;

  •
  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual;

  •
  the date such shares were acquired and the investment intent of such acquisition;

  •
  whether such stockholder believes any such individual is, or is not, an "interested person" of the Company, as defined in the Investment Company Act or is, or is not, "independent" as set forth in the requirements established by The NASDAQ Global Select Market or any other exchange or automated quotation service on which the Company's securities are listed, and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Company, to make either such determination; and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        All nominees properly submitted to the Company (or which the nominating and governance committee otherwise elects to consider) will be evaluated and considered by the members of the nominating and governance committee using the same criteria as nominees identified by the nominating and governance committee itself.

Compensation Committee

        The Company does not have a compensation committee because its executive officers do not receive any direct compensation from the Company. However, the compensation payable to the investment adviser pursuant to the investment advisory and management agreement is separately approved by a majority of the independent directors in accordance with NASDAQ Marketplace Rule 5605(d).

Communications Between Stockholders and the Board of Directors

        The Board welcomes communications from the Company's stockholders. Stockholders may send communications to the Board, or to any particular director, to the following address: c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. Stockholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Conduct

        The Company has adopted a code of conduct which applies to, among others, its officers, including its President and its Chief Financial Officer, as well as the members of the Board. The Company's code can be accessed via the Company's website at www.arescapitalcorp.com. The Company intends to disclose any amendments to or waivers of required provisions of the code on the Company's website.

COMPENSATION DISCUSSION AND ANALYSIS

        Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees or other affiliates of our investment adviser or our administrator, pursuant to the terms of our investment advisory and management agreement and our administration agreement, respectively. Each of our executive officers is an employee or other affiliate of our investment adviser or our administrator. Our day-to-day investment operations are managed by our investment adviser. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by our investment adviser or our administrator. In addition, we reimburse our administrator for its allocable portion of expenses incurred by it in performing its obligations under the administration agreement, including its allocable portion of the cost of our officers and their respective staffs, and our investment adviser for certain expenses under the investment advisory and management agreement.

        Under the investment advisory and management agreement, the investment adviser earned approximately $150.6 million in fees for the year ended December 31, 2011. Even though no capital gains fee was payable to our investment adviser for the year ended December 31, 2011, we accrued a capital gains fee of $33.3 million in our financial statements for the year ended December 31, 2011, in accordance with United States generally accepted accounting principles ("GAAP"). In addition, during 2011, Ares Operations incurred approximately $9.3 million of allocable expenses that are payable by the Company under the administration agreement.

        The Company has entered into indemnification agreements with each of its current directors and officers and certain members of its investment adviser's investment committee and intends to enter into indemnification agreements with each of its future directors and certain of its future officers and certain future members of its investment adviser's investment committee. The indemnification agreements provide these directors, officers and other persons the maximum indemnification permitted under Maryland law and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities which such person may incur by reason of his or her status as a present or former director or officer or member of the Company's investment adviser's investment committee in any action or proceeding arising out of the performance of such person's services as a present or former director or officer or member of the Company's investment adviser's investment committee.

 DIRECTOR COMPENSATION TABLE

        The following table shows information regarding the compensation received by the Company's directors, none of whom is an employee of the Company, for the fiscal year ended December 31, 2011. No compensation is paid by the Company to interested directors. No information has been provided with respect to executive officers of the Company who are not directors since its executive officers do not receive any direct compensation from the Company.

Name	Fees Earned or Paid in Cash(1)	Total
Independent Directors
Ann Torre Bates	$142,208	$142,208
Douglas E. Coltharp(2)	$97,125	$97,125
Kenneth R. Heitz(3)	$36,667	$36,667
Frank E. O'Bryan	$135,500	$135,500
Gregory W. Penske	$137,500	$137,500
Eric B. Siegel	$152,500	$152,500
Interested Directors
Michael J. Arougheti	None	None
Antony P. Ressler	None	None
Robert L. Rosen(4)	None	None
Bennett Rosenthal	None	None

(1)
For a discussion of the independent directors' compensation, see below.

(2)
Mr. Coltharp's term as a director expired in June 2011.

(3)
Mr. Heitz became a director in June 2011.

(4)
While Mr. Rosen did not receive any compensation from the Company for the fiscal year ended December 31, 2011, he did receive $130,000 from Ares Management for such period in connection with his service as a director of the Company.

        The independent directors receive an annual fee of $100,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairperson of the audit committee receives an additional annual fee of $5,000, the lead independent director receives an additional annual fee of $10,000, and each chairperson of any other committee receives an additional annual fee of $2,000 for his or her additional services in these capacities. In addition, the Company purchases directors' and officers' liability insurance on behalf of its directors and officers. Independent directors have the option to receive their directors' fees paid in shares of the Company's common stock issued at a price per share equal to the greater of net asset value or the market price at the time of payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to it. For example, the Company has a code of conduct that generally prohibits any employee, officer or director of the Company from engaging in any transaction where there is a conflict between such individual's personal interest and the interests of the Company. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, the chairman of the Board or the chairperson of the audit committee and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K).

        As a BDC, the Company is also subject to certain provisions of the Investment Company Act that restrict the Company's ability to engage in certain related-party transactions. For example, without obtaining an exemptive order from the Commission, the Company would not generally be permitted to invest in any portfolio company in which Ares currently has an investment (although the Company may co-invest under certain limited circumstances with funds managed by Ares, subject to compliance with existing regulatory guidance, applicable regulations and allocation procedures). The Company has separate policies and procedures that have been adopted to ensure that it does not enter into any such prohibited transactions without seeking necessary approvals from the Board or the Commission.

        The Company is party to an investment advisory and management agreement with Ares Capital Management, whose sole member is Ares Management, an entity in which certain directors and officers of the Company and members of the investment committee of the Company's investment adviser have indirect ownership and financial interests. Certain directors and officers of the Company and members of the investment committee of the Company's investment adviser also serve as principals of other investment managers affiliated with Ares Management that currently, and may in the future, manage investment funds with investment objectives similar to the Company's investment objective. In addition, certain of the Company's officers and directors and the members of the investment committee of the Company's investment adviser, Ares Capital Management, serve or may serve as officers, directors or principals of entities that operate in the same or related line of business as the Company or of investment funds managed by the Company's affiliates. Accordingly, the Company may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Ares Management. However, the Company's investment adviser and other members of Ares intend to allocate investment opportunities in a fair and equitable manner that meets the Company's investment objective and strategies so that it is not disadvantaged in relation to any other client. The address of Ares Capital Management LLC is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

        Pursuant to the terms of the administration agreement between Ares Operations and the Company, Ares Operations, whose sole member is Ares Management, currently provides the Company with the administrative services necessary to conduct the Company's day-to-day operations, and the Company pays Ares Operations, at cost, the Company's allocable portion of overhead and other expenses (including travel expenses) incurred by Ares Operations in performing its obligations under the administration agreement, including the Company's allocable portion of the compensation of certain of its officers (including its chief compliance officer, chief financial officer, general counsel, treasurer and assistant treasurer) and their respective staffs. The address of Ares Operations is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

        The Company's portfolio company, Ivy Hill Asset Management, L.P. ("IHAM"), is party to an administration agreement with Ares Operations, pursuant to which Ares Operations provides IHAM with the facilities and administrative services necessary for the operations of IHAM. Under the IHAM administration agreement, IHAM reimburses Ares Operations for the costs associated with such services, including Ares Operations's allocable portion of overhead and the cost of its officers and respective staff in performing its obligations under the IHAM administration agreement. Prior to entering into the IHAM administration agreement, IHAM was party to a services agreement with Ares Capital Management, pursuant to which Ares Capital Management provided similar services.

        The Company rents office space directly from a third party pursuant to a lease that expires in February 2026. The Company also entered into separate subleases with Ares Management and IHAM, pursuant to which Ares Management and IHAM sublease approximately 15% and 20%, respectively, of the office space, for a fixed rent equal to 15% and 20%, respectively, of this basic annual rent payable by the Company under the office lease, plus certain additional costs and expenses. Under the Company's previous lease, which expired on February 27, 2011, the Company was party to a sublease agreement with Ares Management whereby Ares Management subleased approximately 25% of certain office space for a fixed rent equal to 25% of the basic annual rent payable by the Company under this lease, plus certain additional costs and expenses.

        The Company has also entered into a license agreement with Ares Management pursuant to which Ares Management has agreed to grant the Company a non-exclusive, royalty-free license to use the name "Ares." Under this agreement, the Company will have a right to use the Ares name for so long as Ares Capital Management remains its investment adviser. Other than with respect to this limited license, the Company has no legal right to the "Ares" name.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee and the Board, including a majority of the independent directors, have selected KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2012 and are submitting the selection of KPMG LLP to the stockholders for ratification.

        If the stockholders fail to ratify the selection, the audit committee and the Board will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee and the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        KPMG LLP has advised the Company that neither the firm nor any present member or associate of it has any financial interest, direct or indirect, in the Company or its affiliates.

        The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.

        The Company engaged KPMG LLP to act as its independent registered public accounting firm for 2011.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following are aggregate fees billed to the Company by KPMG LLP during each of the last two fiscal years:

	Fiscal Year Ended December 31
	2011	2010
Audit Fees	$1,500,000	$1,719,500
Audit-Related Fees	128,000	190,000
Tax Fees	562,663	573,368
All Other Fees	0	0

Total Fees	$2,190,663	$2,482,868

  Audit Fees

        Audit fees consist of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

  Audit Related Fees

        Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

  Tax Fees

        Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties, mergers and acquisitions and international tax planning.

  All Other Fees

        All other fees consist of fees for products and services other than the services reported above.

        The audit committee, or the chairperson of the audit committee to whom such authority was delegated by the audit committee, must pre-approve all services provided by the independent registered public accounting firm. Any such pre-approval by the chairperson must be presented to the audit committee at its next regular quarterly meeting. The audit committee has also adopted policies and procedures for pre-approving certain non-prohibited work performed by the Company's independent registered public accounting firm. Specifically, the committee has pre-approved the use of KPMG LLP for specific types of services within the following categories: permitted audit, audit-related, tax and other. In each case, the committee has also set a specific annual limit, which can be updated, on the amount of such services which the Company may obtain from the Company's independent registered public accounting firm. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933 or the Exchange Act.

 REPORT OF THE AUDIT COMMITTEE

        The role of the audit committee (the "Audit Committee") of the board of directors (the "Board") of Ares Capital Corporation (the "Company") is to assist the Board in fulfilling its oversight responsibilities by (1) overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements and internal control over financial reporting and (2) reviewing the financial reports and other financial information provided by the Company to the public. However, it is not the Audit Committee's duty to plan or conduct the audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles or that its internal control over financial reporting is effective. The Company's management is responsible for the preparation, presentation and integrity of its financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

        The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and for auditing and reporting on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee has reviewed and discussed the Company's audited financial statements, along with management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting, with management and with KPMG LLP, the Company's independent registered public accounting firm for 2011. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant's communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm its independence.

        The Board has determined that each member of the Audit Committee is independent for purposes of the Investment Company Act of 1940, as amended, and The NASDAQ Global Select Market's corporate governance regulations. The Board has also determined that each member is able to read and understand fundamental financial statements, as such qualifications are defined under the rules of The NASDAQ Global Select Market's corporate governance regulations, and that Ms. Bates and Mr. O'Bryan are each an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission (the "Commission").

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2011 be included in the Company's Annual Report on Form 10-K for such year for filing with the Commission. In addition, the Audit Committee has approved, and recommended to the Board that it approve, KPMG LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2012 and that the selection of KPMG LLP be submitted to the Company's stockholders for ratification.

                      The Audit Committee
                      Ann Torre Bates (Chairperson)
                      Frank O'Bryan
                      Eric B. Siegel

        The affirmative vote of at least a majority of the votes cast at the Annual Meeting is required for ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice "Against" or "Abstain" is specified.

        The Board, based on the approval and recommendation of the audit committee, recommends voting for ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

PROPOSAL 3: AUTHORIZATION OF THE COMPANY TO SELL OR OTHERWISE ISSUE SHARES OF ITS COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROPOSAL

        The Company is a closed-end investment company that has elected to be regulated as a BDC under the Investment Company Act. As a BDC, the Company is generally prohibited from issuing its common stock at a price below net asset value per share ("NAV") unless it meets certain conditions, including obtaining stockholder approval.

        As a result, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below the then current NAV, subject to the conditions set forth in this proposal. If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the Annual Meeting and the date of the Company's 2013 Annual Meeting of Stockholders, which is expected to be held in June 2013.

        The Board, including a majority of the directors who have no financial interest in this proposal and a majority of the independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. See below for a discussion of the risks of dilution.

Background and Reasons to Offer Common Stock Below NAV

        As a BDC and a RIC for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support operations, which may include new investments (including investments into existing portfolio companies). Further, BDCs must meet a debt to equity ratio of less than 1:1 in order to incur debt or issue senior securities, which requires the Company to finance its investments with at least as much equity as debt and senior securities in the aggregate. In addition, certain of the Company's debt facilities also require that it maintain a debt to equity ratio of less than 1:1.

        Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and result in unrealized write-downs of those investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company's portfolio companies, if any, negatively impact stockholders' equity and the resulting debt to equity ratio.

        Exceeding the 1:1 debt to equity ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this 1:1 debt to equity ratio, the markets it operates in and the general economy may be volatile and uncertain. Volatility in the capital markets could result in negative pressure on investment valuations, potentially negatively impacting the Company's stockholders' equity and the Company's debt to equity ratio.

        As a result of past dislocations and more frequent volatility in the credit markets over the past several years, the Company has seen a reduction in competition, a widening of interest spreads and generally more conservative capital structures and deal terms. The Company believes that these conditions have in the past created, and may in the future create, favorable opportunities to invest at attractive risk-adjusted returns. Indeed, during a period of credit market volatility in 2009, the Company, acting pursuant to prior stockholder approval, prudently issued stock at a price below the Company's then current NAV per share and invested the proceeds from such issuance at attractive returns to stockholders. While the current market has improved from various periods of market dislocation and volatility, there can be no assurance that they will not worsen again in the future. If these adverse market conditions return, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of favorable investment opportunities. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future.

        The following table sets forth, for each fiscal quarter during the last three fiscal years and the first quarter of the current fiscal year, the NAV per share of the Company's common stock, the range of high and low closing sales prices of its common stock as reported on The NASDAQ Global Select Market and the closing sales price as a percentage of NAV. On April     , 2012, the last reported closing sales price of the Company's common stock on The NASDAQ Global Select Market was $            per share, which represented a             of approximately        % to the NAV per share reported by the Company as of December 31, 2011.

		Price Range
						High Sales Price to NAV(2)	Low Sales Price to NAV(2)
	NAV(1)	High		Low
Year ended December 31, 2009
First Quarter	$11.20		$7.39		$3.21	66.0%	28.7%
Second Quarter	$11.21		$8.31		$4.53	74.1%	40.4%
Third Quarter	$11.16		$11.02		$7.04	98.7%	63.1%
Fourth Quarter	$11.44		$12.71		$10.21	111.1%	89.2%
Year ended December 31, 2010
First Quarter	$11.78		$14.82		$11.75	125.8%	99.7%
Second Quarter	$14.11		$16.40		$12.53	116.2%	88.8%
Third Quarter	$14.43		$15.89		$12.44	110.1%	86.2%
Fourth Quarter	$14.92		$17.26		$15.64	115.7%	104.8%
Year ending December 31, 2011
First Quarter	$15.45		$17.83		$16.08	115.4%	104.1%
Second Quarter	$15.28		$17.71		$15.70	115.9%	102.7%
Third Quarter	$15.13		$16.30		$13.07	107.7%	86.4%
Fourth Quarter	$15.34		$15.95		$13.26	104.0%	86.4%
Year ending December 31, 2012
First Quarter	*		$16.70		$15.51	*	*
Second Quarter (through April , 2012)	*	$		$		*	*

(1)
NAV is determined as of the last day in the relevant quarter and therefore may not reflect NAV on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price divided by NAV.

*
NAV has not yet been calculated for this period.

        The Company's common stock has historically traded at prices both above and below its NAV. It is not possible to predict whether its common stock will trade at, above or below NAV in the future.

        Recent dislocations in the credit markets described above have led to significant stock market volatility, particularly with respect to the stock of financial services companies, including the Company. During these times of increased price volatility, the Company's common stock may trade below its NAV, which is not uncommon for BDCs like it. As noted above, however, these periods of market volatility and dislocation created, and may create again, favorable opportunities for the Company to make investments at attractive risk-adjusted returns, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. Stockholder approval of the proposal to sell shares of the Company's common stock below NAV, subject to the conditions set forth in this proposal, would provide the Company with the flexibility to invest in such opportunities.

        The Board believes that having the flexibility to issue common stock below NAV in certain instances is in the best interests of the Company and its stockholders. This would provide added financial flexibility to comply with BDC and credit facility requirements, including the 1:1 debt to equity ratio, and would provide access to capital markets to pursue attractive investment opportunities. It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times that are disadvantageous to the Company.

        While the Company's common stock is currently trading above NAV, it is seeking stockholder approval now in order to provide flexibility if the trading price of its common stock falls below NAV and it desires to issue shares of its common stock below NAV, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the shares of common stock will not include preemptive rights. Also, because the Company's common stock is currently trading above NAV and it has no immediate plans to issue any shares of its common stock, it is impracticable to describe the transaction or transactions in which such shares of common stock would be issued. Instead, any transaction where the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal. If approved, the authorization would be effective for securities issued during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the Annual Meeting and the date of the Company's 2013 Annual Meeting of Stockholders, which is expected to be held in June 2013.

Example of Dilutive Effect of the Issuance of Shares Below NAV

        Company XYZ has 1,000,000 total shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The NAV of the common stock of Company XYZ is $10.00.

        The following table illustrates the reduction to NAV and the dilution experienced by Stockholder A following the sale of 40,000 shares of the common stock of Company XYZ at $9.50 per share, a price below its NAV.

	Prior to Sale Below NAV	Following Sale Below NAV		Percentage Change
Reduction to NAV
Total Shares Outstanding	1,000,000	1,040,000		4.0%
NAV	$10.00	$9.98		(0.2)%
Dilution to Stockholder A
Shares Held by Stockholder A	10,000	10,000	(1)	—
Percentage Held by Stockholder A	1.00%	0.96%		(3.8)%
Total Interest of Stockholder A	$100,000	$99,808		(0.2)%

(1)
Assumes that Stockholder A does not purchase additional shares in the equity offering of shares below NAV.

Conditions to Sales Below NAV

        If stockholders approve this proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to this stockholder proposal if the following conditions are met:

  •
  a "required majority" of the Company's directors have determined that any such sale would be in the best interests of the Company and its stockholders; and

  •
  a "required majority" of the Company's directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

        Under the Investment Company Act, a "required majority" of directors means both a majority of the Company's directors who have no financial interest in the transaction and a majority of the Company's independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company's common stock.

        Prior to the time of issuance, the Board may determine to issue shares of the Company's common stock below NAV in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of common stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company's common stock at a price that is less than NAV and the expenses associated with such issuance. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. This dilution would include reduction in NAV as a result of the issuance of shares at a price below NAV and a proportionately greater decrease in a stockholder's interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

        The Investment Company Act establishes a connection between common stock sale price and NAV because, when stock is sold or otherwise issued at a sale price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board will consider the potential dilutive effect of the issuance of shares at a price below NAV when considering whether to authorize any such issuance pursuant to the stockholder approval being sought here.

        Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance pursuant to this proposal, and thus any future issuance of common stock at a price below NAV will dilute such stockholders' holdings of common stock as a percentage of shares outstanding to the extent such stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

        As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company's then outstanding common stock.

        The affirmative vote of holders of at least a "majority," as defined in the Investment Company Act, of (1) the outstanding shares of the Company's common stock and (2) the outstanding shares of the Company's common stock held by persons that are not affiliated persons of the Company, is required to approve this proposal. Under the Investment Company Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present at the Annual Meeting or represented by proxy if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes will have the effect of a vote against this proposal.

The Board recommends voting for this proposal to authorize the Company to sell or otherwise issue shares of its common stock at a price below its then current NAV subject to the limitations set forth in this proposal.

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2013 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Charter Documents. The Company expects that the 2013 Annual Meeting of Stockholders will be held in June 2013, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no later than December     , 2012 in order to be included in the Company's proxy statement and proxy card for the 2013 Annual Meeting.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director or other proposal for consideration at the 2013 Annual Meeting, under the Company's current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of release of the proxy statement for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 120th day prior to the date of such annual meeting or (2) the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no earlier than November     , 2012 and no later than 5:00 p.m., Eastern Time, on December     , 2012 in order to be considered at the 2013 Annual Meeting. In order to be considered timely, such notice shall be delivered to the Secretary at the principal executive office of the Company and shall set forth all information required under Section 11 of Article II of the Bylaws.

 FINANCIAL STATEMENTS AVAILABLE

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

        Along with this proxy statement, the Company will provide to each stockholder a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K required to be filed with the Commission for the year ended December 31, 2011. Copies of these documents may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov. Other than the financial statements incorporated by reference above, the Annual Report on Form 10-K is not part of the proxy solicitation materials.

 HOUSEHOLDING OF PROXY MATERIALS

        The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year a number of brokers with account holders who are the Company's stockholders will be "householding" its proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at Ares Capital Management, 245 Park Avenue, 44th Floor, New York, New York 10167 or 212-710-2152. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request "householding" of their communications should contact their brokers.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 4, 2012

        The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at                        .

 OTHER MATTERS

        The Board is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

                      By Order of the Board of Directors,
                      Bennett Rosenthal
                       Chairman of the Board of Directors

New York, New York
April     , 2012

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — ARES CAPITAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARES CAPITAL CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2012

The undersigned hereby appoints Michael J. Arougheti, Joshua M. Bloomstein and Michael D. Weiner, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Ares Capital Corporation (the “Company”) to be held at The Waldorf Astoria, 301 Park Avenue, New York, New York, United States 10022, on June 4, 2012 at 10:00 a.m., New York Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN.  IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.  The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the board of directors knows of no other business to be presented at the meeting.

Please mark, sign, date and return this proxy in the enclosed envelope.

Your vote is important.  Please vote immediately.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

1.	Election of Directors

		FOR	WITHHOLD
	01 — Gregory W. Penske*	☐	☐

		FOR	WITHHOLD
	02 — Robert L. Rosen*	☐	☐

		FOR	WITHHOLD
	03 — Bennett Rosenthal*	☐	☐

	*	To elect the person (except as marked to the contrary) as a Class II director of the Company for a term of three years expiring in 2015, and until his successor is duly elected and qualifies.

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to the limitations set forth in the proxy statement for the 2012 annual meeting of stockholders (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock).

			FOR ☐	AGAINST ☐	ABSTAIN ☐

B   Non-Voting Items

Change of Address — Please print your new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign.  When signing as an attorney, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

QuickLinks

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2013 ANNUAL MEETING
FINANCIAL STATEMENTS AVAILABLE
HOUSEHOLDING OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2012
OTHER MATTERS